Exhibit 16.1

May 9, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Actinium Pharmaceuticals, Inc. under Item 4.01 of its Form 8-K dated May 9, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of INmune Bio Inc. contained therein.

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